Exhibit 31.2
CERTIFICATION

I, Allen Zhang, certify that:

(1)	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Pansoft Company Limited;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2009	/s/ Allen Zhang
Allen Zhang
Interim Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)